UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 14, 2002

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware 1-8120 13-3057520

(State or other jurisdiction of (Commission (IRS Employer

incorporation or organization) File Number) Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary, FL 32746

(Address of principal executive offices) (Zip Code)

(407) 875-2222

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 13, 2002, the Audit Committee of the Board of Directors of Bairnco Corporation ("Bairnco") voted to dismiss its independent public accountants, Arthur Andersen LLP ("Arthur Andersen"), and to engage the services of Ernst & Young LLP ("Ernst & Young") to serve as Bairnco's independent public accountants for Bairnco's 2002 fiscal year, effective immediately.

Arthur Andersen's reports on Bairnco's consolidated financial statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2001 and 2000, and through the date hereof, there were no disagreements between Bairnco and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on Bairnco's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Bairnco provided Arthur Andersen with a copy of the foregoing disclosures. Attached, as Exhibit 16.1, is a copy of Arthur Andersen's letter, dated June 14, 2002, stating that it has found no basis for disagreement with such statements.

During the fiscal years ended December 31, 2001 and 2000 and through the date hereof, Bairnco did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Bairnco's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

( c ) Exhibits.

16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated June 14, 2002, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By: /s/ Lawrence C. Maingot

Lawrence C. Maingot

Controller

Date: June 14, 2002

EXHIBIT INDEX

Exhibit Description

16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated June 14, 2002, regarding change in certifying accountant.